As filed with the Securities and Exchange Commission on February 18, 2016

Registration Statement No. 333-205948

Registration Statement No. 333-182288

Registration Statement No. 333-171029

Registration Statement No. 333-155718

Registration Statement No. 333-112058

Registration Statement No. 333-110345

Registration Statement No. 333-104792

Registration Statement No. 333-80489

Registration Statement No. 333-79595

Registration Statement No. 333-26619

Registration Statement No. 333-16439

Registration Statement No. 333-08557

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-205948

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-182288

Post-Effective Amendment No. 2 to Form S-3MEF Registration Statement No. 333-171029

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-155718

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-112058

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-110345

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-104792

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-80489

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-79595

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-26619

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-16439

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-08557

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0504461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

(801) 486-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clay Newton

Vice-President, Finance, Treasurer, Chief Accounting Officer and Secretary

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

(801) 486-5555

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dennis Block

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, NY 10166

(212) 801-9200

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements (collectively, the “Registration Statements”) of FX Energy, Inc., a Nevada corporation (the “Company”):

•                  Registration Statement on Form S-3 (File No. 333-205948), which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2015 and was subsequently amended, pertaining to the registration of common stock, par value $0.001 per share (“Common Stock”), preferred stock, warrants, senior debt securities, and subordinated debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000.

•                  Registration Statement on Form S-3 (File No. 333-182288), which was originally filed with the SEC on June 22, 2012 and was subsequently amended and then carried forward in connection with Registration Statement No. 333-205948, which constituted post-effective amendment no. 1 to Registration Statement No. 333-182288, pertaining to the registration of Common Stock, preferred stock, warrants, senior debt securities, subordinated debt securities, and preferred share purchase rights consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000.

•                  Registration Statement on Form S-3MEF (File No. 333-171029), which was originally filed with the SEC on December 7, 2010 and was subsequently carried forward in connection with Registration Statement No. 333-205948, which constituted post-effective amendment no. 1 to Registration Statement No. 333-171029, pertaining to the registration of the Series A participating preferred stock purchase rights attached to the shares of the Company’s Common Stock registered under the Company’s registration statement on Form S-3 (File No. 333-155718).

•                  Registration Statement on Form S-3 (File No. 333-155718), which was originally filed with the SEC on November 26, 2008 and was subsequently amended and then carried forward in connection with Registration Statement No. 333-205948, which constituted post-effective amendment no. 1 to Registration Statement No. 333-155718, pertaining to the registration of Common Stock, preferred stock, warrants, senior debt securities, and subordinated debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000.

•                  Registration Statement on Form S-3 (File No. 333-112058), which was originally filed with the SEC on January 21, 2004 and was subsequently amended, pertaining to the registration of 2,376,229 shares of Common Stock.

•                  Registration Statement on Form S-3 (File No. 333-110345), which was originally filed with the SEC on November 7, 2003, as amended, and was subsequently further amended by post-effective amendment no. 1 thereto filed with the SEC on January 21, 2004, pertaining to the registration of 8,013,005 shares of Common Stock or interests therein.

•                  Registration Statement on Form S-3 (File No. 333-104792), which was originally filed with the SEC on April 28, 2003 and was subsequently amended, pertaining to the registration of 4,520,000 shares of Common Stock.

•                  Registration Statement on Form S-3 (File No. 333-80489), filed with the SEC on June 11, 1999, pertaining to the registration of an aggregate initial offering price of up to $100,000,000 of (i) debt securities, (ii) Common Stock; (iii) preferred stock; (iv) depositary shares relating to preferred stock of the Company; (v) warrants to purchase debt securities, Common Stock or preferred stock; and (vi) guarantees of the payment of debt securities issued by one or more subsidiaries of the Company.

•                  Registration Statement on Form S-3 (File No. 333-79595), filed with the SEC on May 28, 1999, pertaining to the registration of 1,792,500 shares of Common Stock.

•                  Registration Statement on Form S-3 (File No. 333-26619), which was originally filed with the SEC on May 7, 1997 and subsequently amended, pertaining to the registration of 100,000 shares of Common Stock.

•                  Registration Statement on Form S-3 (File No. 333-16439), filed with the SEC on November 20, 1996, pertaining to the registration of 764,072 shares of Common Stock.

•                  Registration Statement on Form S-3 (File No. 333-08557), which was originally filed with the SEC on July 22, 1996 and subsequently amended, pertaining to the registration of 1,289,025 shares of Common Stock.

On December 31, 2015, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 13, 2015 CET (October 12, 2015 MST), by and among the Company, ORLEN Upstream sp. z o.o., a Polish private limited company (the “Parent”) and Kiwi Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the merger as a wholly-owned subsidiary of the Parent (the “Merger”).

In connection with the consummation of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities registered under such Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all of the securities registered but unsold under the Registration Statements, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, Poland, on this 18th day of February, 2016.

FX ENERGY, INC.

By:	/s/ Wiesław Prugar
Name:	Wiesław Prugar
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities indicated on this 18th day of February, 2016.

Signature		Title

By:	/s/ Wiesław Prugar	President, Chief Executive Officer and Director (Principal Executive Officer)
Wiesław Prugar

By:	/s/ Piotr Kearney	Executive Vice President and Director
Piotr Kearney

Senior Vice President, Finance and Director (Principal Financial Officer)
By:	/s/ Wiesław Strąk
Wiesław Strąk

By:	/s/ Clay Newton	Vice-President, Finance, Treasurer, Chief Accounting Officer, Secretary and Director (Principal Accounting Officer)
Clay Newton

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the registrant, has signed this this Post-Effective Amendment to the Registration Statements in Salt Lake City, State of Utah, on this 18th day of February, 2016.

/s/ Clay Newton
Name:	Clay Newton
Title:	Vice-President, Finance, Treasurer, Chief Accounting Officer, Secretary and Director